SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Employment Agreement by and between NetSol Technologies, Inc. (“Netsol” or the “Company”) and Patti L. W. McGlasson (“Executive”), dated May 1, 2006 (the “Employment Agreement”) is entered into effective as of the date indicted below.  Other than the specific amendments enumerated in the Amendment, all of the terms of the Employment Agreement shall remain in the full force and effect, and shall not be obviated or affected by this Amendment.

In the event of a conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall govern.  All capitalized terms contained herein are, unless otherwise stated, as defined in the Agreement.

Now therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 3.1 shall be amended to read as follows:

3.1           The Company shall pay, effective October 1, 2011, an increase in base salary of 10%, to One Hundred Forty-Three Thousand Dollars ($143,000) per year (the "Base Salary"), payable in accordance with the Company policy.  Such salary shall be pro rated for any partial year of employment on the basis of a 365-day fiscal year.  Executive will be eligible for bonuses from time to time as determined by the Board.

A new section 3.10 shall be added to read as follows:

3.10           Executive shall be granted fifty thousand shares (50,000) of common stock to vest in equal 25% tranches (12,500) upon the conclusion of each quarter of service.  The shares are granted from the Company’s 2011 Equity Incentive Plan.  The Shares shall be granted in tranches of 12,500 shares on December 31, 2011; the next 12,500 on March 31, 2012; the next 12,500 on June 30, 2012 and the final 12,500 shares on September 30, 2012.

The Amendment is agreed to on November 7, 2011, and shall become effective as of the date first written above.

Employee

By:
Patti L. W. McGlasson

NetSol Technologies, Inc.

By:		By:
	Najeeb Ghauri		Boo-Ali Siddiqui
	Chief Executive Officer		Chief Financial Officer